Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts



Nuveen California Select Tax-Free Income Portfolio
811-06623


We hereby incorporate by reference a new Sub-
Advisory Agreement for the above-referenced fund, filed as Exhibit 99G.5 to Conformed Submission
Type N-2A, accession number 0001193125-11-
074441, on March 23, 2011 for NUVEEN
CALIFORNIA DIVIDEND ADVANTAGE MUNICIPAL FUND
2.